EXHIBIT 4.3

CONN’S RECEIVABLES FUNDING 2015-A, LLC,

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SERIES 2015‑A SUPPLEMENT

Dated as of September 10, 2015

to

BASE INDENTURE

Dated as of September 10, 2015
CONN’S RECEIVABLES FUNDING 2015-A, LLC

4.565% Asset Backed Fixed Rate Notes, Class A
8.500% Asset Backed Fixed Rate Notes, Class B
Asset Backed Notes, Class R

TABLE OF CONTENTS
(continued)
Page

SECTION 1.	Definitions 1

SECTION 2.	Article 3 of the Base Indenture 7

SECTION 3.	Article 6 of the Base Indenture 20

SECTION 4.	[Reserved] 22

SECTION 5.	Article 7 of the Base Indenture 22

SECTION 6.	Amendments and Waiver 26

SECTION 7.	Counterparts 26

SECTION 8.	Governing Law 26

SECTION 9.	Waiver of Trial by Jury 27

SECTION 10.	No Petition 27

SECTION 11.	Rights of the Trustee 27

SECTION 12.	Third-Party Beneficiaries 27

SECTION 13.	Limitation of Liability 27

EXHIBIT A-1	Form of Class [A][B] Restricted Global Note

EXHIBIT B-1	Form of Class R Note

EXHIBIT C	Form of Monthly Noteholders’ Statement

EXHIBIT D-1	Form of Transfer Certificate

EXHIBIT E	Form of Class R Transferee Certificate

SCHEDULE 1	List of Proceedings

-i-

SERIES 2015-A SUPPLEMENT, dated as of September 10, 2015 (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Series Supplement”), by and between Conn’s Receivables Funding 2015-A, LLC, a limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association validly existing under the laws of the United States of America, as trustee (together with its successors in such capacity under the Base Indenture referred to below, the “Trustee”), to the Base Indenture, dated as of September 10, 2015, between the Issuer and the Trustee (as amended, modified, restated or supplemented from time to time, exclusive of this Series Supplement, the “Base Indenture”).
Pursuant to this Series Supplement, the Issuer shall create a new Series of Notes and shall specify the principal terms thereof.
PRELIMINARY STATEMENT
WHEREAS, Section 2.2 of the Base Indenture provides, among other things, that Issuer and the Trustee may enter into a series supplement to the Base Indenture for the purpose of authorizing the issuance of this Series of Notes.
NOW, THEREFORE, the parties hereto agree as follows:
DESIGNATION
(a)    There is hereby created a Series of notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of notes shall be substantially in the form of Exhibit A-1 or Exhibit B-1 hereto, as applicable, executed by or on behalf of the Issuer and authenticated by the Trustee and designated generally 4.565% Asset Backed Fixed Rate Notes, Class A, Series 2015-A (the “Class A Notes”), 8.500% Asset Backed Fixed Rate Notes, Class B, Series 2015-A (the “Class B Notes”) and Asset Backed Notes, Class R, Series 2015-A (the “Class R Notes” and, together with the Class A Notes and Class B Notes, the “Notes”). The Class A Notes and Class B Notes shall be issued in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof. The Class R Notes shall be issued in an aggregate nominal principal amount of $100 (which will be deemed to be the equivalent of 10,000 units), in minimum denominations of $1.10 (which will be deemed to be the equivalent of 110 units) (other than with respect to the Tax Matters Partner Amount to be issued to the Depositor).
(b)    Series 2015-A (as defined below) shall not be subordinated to any other Series.
SECTION 1. Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein mean Articles, Sections or subsections of this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Base Indenture. Each capitalized term defined herein shall relate only to the Notes.

“Aggregate Investor Net Loss Amount” means, with respect to any Monthly Period, an amount equal to the Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period (each respective Outstanding Receivables Balance being measured as of the date the relevant Receivable became a Defaulted Receivable) minus any Deemed Collections and Recoveries deposited into the Collection Account during such Monthly Period in respect of Receivables that have become Defaulted Receivables before or during such Monthly Period.
“Available Funds” means, with respect to any Monthly Period, distributions received by the Issuer in respect of the Receivables Trust Certificate, representing Collections that were deposited into the Collection Account during such Monthly Period.
“Class A Additional Interest” has the meaning specified in Section 5.12(a).
“Class A Deficiency Amount” has the meaning specified in Section 5.12(a).
“Class A Monthly Interest” has the meaning specified in Section 5.12(a).
“Class A Noteholder” means a Holder of a Class A Note.
“Class A Note Principal Amount” means, as of any date of determination, the then Outstanding principal amount of the Class A Notes.
“Class A Note Rate” means a fixed rate equal to 4.565%.
“Class A Notes” is defined in the Designation.
“Class A Required Interest Distribution” has the meaning specified in subsection 5.15(a)(iii).
“Class B Additional Interest” has the meaning specified in Section 5.12(b).
“Class B Deficiency Amount” has the meaning specified in Section 5.12(b).
“Class B Monthly Interest” has the meaning specified in Section 5.12(b).
“Class B Noteholder” means a Holder of a Class B Note.
“Class B Note Principal Amount” means, as of any date of determination, the then Outstanding principal amount of the Class B Notes.
“Class B Note Rate” means a fixed rate equal to 8.500%.
“Class B Notes” is defined in the Designation.
“Class B Required Interest Distribution” has the meaning specified in subsection 5.15(a)(v).

“Class R Noteholder” means a Holder of a Class R Note.
“Class R Notes” is defined in the Designation.
“Closing Date” means September 10, 2015.
“Code” means the Internal Revenue Code of 1986, as amended.
“Conn’s, Inc.” means Conn’s, Inc., a Delaware corporation.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
“Controlling Class” means (i) the Class A Noteholders, for as long as the Class A Notes are Outstanding, (ii) thereafter, the Class B Noteholders, for as long as the Class B Notes are Outstanding and (iii) thereafter, the Class R Noteholders.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Expected Final Principal Payment Date” means the Payment Date occurring in April 2017.
“Finance Charge Collections” means all Collections other than Principal Collections.
“First Priority Principal Distribution Amount” means, for any Payment Date, an amount equal to the excess of (a) the Class A Note Principal Amount as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date), over (b) the aggregate Outstanding Receivables Balance as of the last day of the related Monthly Period; provided, that, on the Legal Final Payment Date, such amount will not be less than the amount necessary to reduce the Class A Note Principal Amount to zero.
“Global Note” has the meaning specified in subsection 6(a).
“Initial Note Principal” means the aggregate initial principal amount of the Notes, which is $1,118,000,000.
“Initial Class A Note Principal” means the aggregate initial principal amount of the Notes, which is $952,100,000.

“Initial Class B Note Principal” means the aggregate initial principal amount of the Notes, which is $165,900,000.
“Initial Class R Note Principal” means the aggregate initial principal amount of the Notes, which is $100 (which will be deemed to be the equivalent of 10,000 units).
“Initial Purchaser” means Credit Suisse Securities (USA) LLC.
“Initiation Date” means, with respect to any Receivable, the date upon which such Receivable was originated by an Originator.
“Interest Period” means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date.
“Issuer” is defined in the preamble of this Series Supplement.
“Legal Final Payment Date” means, with respect to the Class A Notes and the Class B Notes, September 15, 2020.
“Monthly Noteholders Statement” means a statement substantially in the form of Exhibit A-2 to the Servicing Agreement.
“Monthly Period” has the meaning specified in the Base Indenture.
“Monthly Principal” has the meaning specified in Section 5.13.
“Note Principal” means on any date of determination the then outstanding principal amount of the Notes.
“Note Purchase Agreement” means the agreement by and among Credit Suisse Securities (USA) LLC, Conn Appliances, Conn’s, Inc., the Depositor and the Issuer, dated September 10, 2015, pursuant to which Credit Suisse Securities (USA) LLC agreed to purchase the Notes (other than the Class R Notes) from the Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.
“Notes” has the meaning specified in paragraph (a) of the Designation.
“Optional Purchase” has the meaning specified in the Servicing Agreement.
“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:
(i)         Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)        Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, has been made); and
(iii)       Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether Noteholders holding the requisite Note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding (other than with respect to any Class R Notes in connection with the exercise of the Optional Redemption unless the only Class R Notes held by such entities are equal to the Tax Matters Partner Amount) unless all of the Notes are then owned by the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates or any of their respective Affiliates, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Trust Officer of the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates.
“Overcollateralization Target Amount” means, for each Payment Date, an amount equal to the greater of (i) 25.00% of the Outstanding Receivables Balance as of the end of the related Monthly Period and (ii) the 2.00% of the Outstanding Receivables Balance as of the Cut-Off Date.
“Payment Account” means the account established as such for the benefit of the Secured Parties of this Series 2015-A pursuant to subsection 5.3(c) of the Base Indenture.
“Payment Date” means October 15, 2015 and the fifteenth (15th) day of each calendar month thereafter, or if such fifteenth (15th) day is not a Business Day, the next succeeding Business Day.
“Placement Agent” means Credit Suisse Securities (USA) LLC
“QIB” has the meaning specified in subsection 6(a)(i).
“Redemption Price” means the amount necessary to effect an Optional Redemption, which will be equal to the sum of (a) the outstanding principal amount of the Series 2015-A Notes, if any, not then owned by the Issuer, plus (b) accrued and unpaid interest on such Series 2015-A Notes through the day preceding the Payment Date on which the purchase occurs, plus (c) any other amounts payable to the Series 2015-A Noteholders pursuant to the Transaction Documents, plus (d) any other amounts due and owing by the Issuer to the other Secured Parties pursuant to the

Transaction Documents, minus (e) the amounts, if any, on deposit at such Payment Date in the Reserve Account and the Payment Account for the payment of the foregoing amounts.
“Regular Principal Distribution Amount” means, for any Payment Date, an amount equal to (a) the excess of (x) the sum of the Class A Note Principal Amount and Class B Note Principal Amount as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date), over (y) the aggregate Outstanding Receivables Balance of the Receivables underlying the Receivables Trust Certificate as of the last day of the related Monthly Period less the Overcollateralization Target Amount, minus (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for such Payment Date.
“Required Noteholders” means the holders of the Series 2015-A Notes Outstanding of the Controlling Class, voting together, representing in excess of 50% of the aggregate Outstanding principal amount of the Series 2015-A Notes of such Class.
“Reserve Account” has the meaning specified in Section 5.3(g).
“Restricted Global Note” has the meaning specified in subsection 6(a)(i).
“RSA” means a repair service agreement for Merchandise purchased by an Obligor provided by a third party or by Conn Appliances, Inc.
“Rule 144A” has the meaning specified in subsection 6(a)(i) of this Supplement.
“Second Priority Principal Distribution Amount” means, for any Payment Date, an amount equal to (a) the excess of (x) the sum of the Class A Note Principal Amount and Class B Note Principal Amount as of such Payment Date (before giving effect to any principal payments made on the Class A Notes or Class B Notes on such Payment Date) over (y) the aggregate Outstanding Receivables Balance of the Receivables underlying the Receivables Trust Certificate as of the last day of the Monthly Period minus (b) the First Priority Principal Distribution Amount for such Payment Date; provided, that on the Legal Final Payment Date, such amount will not be less than the amount necessary to reduce the Class B Note Principal Amount to zero.
“Series 2015-A” means the Series of the Asset Backed Notes represented by the Notes.
“Series 2015-A Termination Date” means the date of the final distribution to Noteholders in respect of the Receivables Trust Estate.
“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Reserve Account Balance” means $14,425,697.
“Tax Matters Partner Amount” means an interest in the Class R Notes that is equal to $0.02 (which will be deemed to be the equivalent of 2 units) of the nominal principal balance that will at all times be retained by the Depositor.
“United States” has the meaning specified in Regulation S.
“U.S. Person” has the meaning specified in Regulation S.
SECTION 2.     Article 3 of the Base Indenture. Article 3 of the Indenture solely for the purposes of Series 2015-A shall be read in its entirety as follows and shall be applicable only to the Notes:
ARTICLE 3

INITIAL ISSUANCE OF NOTES
SECTION 3.1. Initial Issuance.
(a)    Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 3.1, on the Closing Date, in accordance with Section 2.2 of the Base Indenture and Section 6 hereof, the Issuer will issue (i) the Class A Notes in the aggregate initial principal amount equal to $952,100,100, (ii) the Class B Notes in the aggregate initial principal amount equal to $165,900,000 and (iii) the Class R Notes in the aggregate principal amount of $100 (which will be deemed to be the equivalent of 10,000 units).
(b)    The Notes will be issued on the Closing Date pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such initial issuance:
(i)    The amount of each Note (other than the Class R Note) shall be equal to or greater than $500,000 (and in integral multiples of $1,000 in excess thereof) and the Class R Notes shall be in an aggregate nominal principal amount of $100 (which will be deemed to be the equivalent of 10,000 units), in minimum denominations of $1.10 (which will be deemed to be the equivalent of 110 units) (other than with respect to the Tax Matters Partner Amount to be issued to the Depositor);
(ii)    Such issuance and the application of the proceeds thereof shall not result in the occurrence of (1) a Servicer Default or an Event of Default, or (2) an event or occurrence,

which, with the passing of time or the giving of notice thereof, or both, would become a Servicer Default or an Event of Default; and
(iii)    All required consents have been obtained and all other conditions precedent to the issuance of the Notes, and the purchase of the Notes (other than the Class R Notes) under the Note Purchase Agreement shall have been satisfied.
(c)    Upon receipt of the proceeds of such issuance by or on behalf of the Issuer, the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount thereof.
(d)    The Issuer shall not issue additional Notes of this Series.
(e)    The Issuer intends and agrees to treat, and each acquirer of Notes shall, by making its acquisition, agree to treat for U.S. federal income tax purposes, unless otherwise required by law:
(A) The Class A Notes and the Class B Notes as debt instruments, and the Class R Notes as equity in the Issuer.
(B) The Issuer as an entity that is disregarded as separate from its owner for so long as the Class R Notes are beneficially owned solely by the Depositor or any other single holder and as a partnership (that is not a publicly traded partnership) if the Class R Notes are beneficially owned by more than one person.
(C) The Receivables Trust as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subpart E, Part I of subchapter J, chapter 1 of subtitle A of the Code.
SECTION 3.2. Servicing Compensation. The Trustee, Receivables Trust Trustee and Back-Up Servicer Fees and Expenses, the Servicing Fee and other fees, expenses and indemnity amounts owed to the Trustee, Receivables Trust Trustee, the Back-Up Servicer and any successor Servicer shall be paid by the cash flows from the Receivables Trust Estate and in no event shall the Trustee be liable therefor. The portion of the foregoing amounts allocable to Series 2015-A shall be payable to the Trustee, Receivables Trust Trustee, the Servicer, and any successor Servicer and the Back-Up Servicer, as applicable, except as expressly otherwise provided in the Transaction Documents, solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 5.15(a)(i), (a)(ii), (a)(ix), (b)(i) and (b)(ii), as applicable.
SECTION 3.3. Optional Redemption.
(a)    The Notes shall be subject to redemption by 100% of the Outstanding Class R Noteholders, at their option, in accordance with the terms specified in Article 14 of the Base Indenture, on any Payment Date on or after the April 15, 2017. If, at any time, the Depositor is solely holding the Tax Matters Partner Amount of the Class R Notes and 100% of the Class R Noteholders other than the Depositor vote to effect such an Optional Redemption, the Depositor shall be deemed to consent to such Optional Redemption. The Notes are also subject to redemption upon the exercise by the Servicer of the Optional Purchase.
(b)    The redemption price for the Notes will be equal to the sum of (a) the Note Principal determined without giving effect to any Notes owned by the Issuer, plus (b) accrued and unpaid interest on the Notes through the day preceding the Payment Date on which the redemption occurs, plus (c) any other amounts payable to such Noteholders pursuant to the Transaction Documents, plus (d) any other amounts due and owing by the Issuer to the other Secured Parties pursuant to the Transaction Documents, minus (e) the amounts, if any, on deposit on such Payment Date in the Reserve Account and the Payment Account and availability for the payment of the foregoing amounts.
SECTION 3.4. Delivery and Payment for the Notes. The Trustee shall execute, authenticate and deliver the Notes in accordance with Section 2.4 of the Base Indenture and Section 5 below.
SECTION 3.5. Form of Delivery of the Notes; Depository; Denominations; Transfer Provisions.
(a)    The Notes shall be delivered as Registered Notes representing Book‑Entry Notes as provided in this subsection (a). For purposes of this Series Supplement, the term “Global Notes” refers to the Restricted Global Note, as defined below.
(i)    Restricted Global Note. The Notes to be sold will be issued in book-entry form and represented by one or more permanent global Note in fully registered form without interest coupons (the “Restricted Global Note”), substantially in the form set forth as Exhibit A‑1 or Exhibit B-1, as applicable, hereto and will be offered and sold, only (1) by the Issuer to an institutional “accredited investor” within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and (2) thereafter only to a Person that is a qualified institutional buyer (“QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”) in a transaction meeting the requirements of Rule 144A, and shall be deposited with a custodian for, and registered in the name of a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided in the Base Indenture for credit to the accounts of the subscribers at DTC. The initial principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided. Interests in the Restricted Global Notes will be exchangeable for Definitive Notes only in accordance with the provisions of Section 2.18 of the Base Indenture.
(b)    The Class A Notes and Class B Notes will be issuable in minimum denominations of $500,000 and in integral multiples of $1,000 in excess thereof. The Class R Notes will be issuable in minimum denominations of $1.10 (which will be deemed to be the equivalent of 110 units), other than with respect to the Tax Matters Partner Amount.
(c)    The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Definitive Notes except in the limited circumstances described in

Section 2.18 of the Base Indenture. Beneficial interests in the Global Notes may be transferred only to a Person that is a QIB in a transaction meeting the requirements of Rule 144A and whom the transferor has notified that it may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A, in compliance with the Indenture and all applicable securities laws of any State of the United States or any other applicable jurisdiction, subject in each of the above cases to any requirement of law that the disposition of the seller’s property or the property of an investment account or accounts be at all times within the seller’s or account’s control. Each transferee of a beneficial interest in a Global Note shall be deemed to have made the acknowledgments, representations and agreements set forth in subsection (d) hereof. Any such transfer shall also be made in accordance with the following provisions:
(i)    Transfer of Interests Within a Global Note. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the foregoing paragraph of this subsection 6(c) and the transferee shall be deemed to have made the representations contained in subsection 6(d).
(ii)    The signature of the holder on the instrument of transfer shall be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
(d)    Each transferee of a beneficial interest in a Global Note or of any Definitive Notes shall be deemed to have represented and agreed that:
(1)    it (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the Notes for its own account or for the account of a QIB;
(2)    the Notes have not been and will not be registered under the Securities Act, and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, no sale, pledge or other transfer of the Notes or an interest in the Notes may be made by any person other than (i) to a person who the transferor reasonably believes is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”) and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “QIBs”) and is aware that the sale to it is being made in reliance on Rule 144A or (iii) to a QIB pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Trustee shall require that both the prospective transferor and the prospective transferee certify to the Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Trustee and (B) the Trustee shall require a written Opinion of Counsel (which will not be at the expense of the Depositor, the Servicer, the Receivables Trust, the Issuer or the Trustee) satisfactory to the Trustee to the effect that such transfer will not violate the Securities Act.

(3)    the following legend will be placed on the Notes unless the Issuer determines otherwise in compliance with applicable law:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
[FOR THE CLASS A NOTES AND CLASS B NOTES: BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE SHALL BE DEEMED TO (A) REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL PLAN OR OTHER EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW; AND (B) ACKNOWLEDGE AND AGREE THAT THIS NOTE IS NOT ELIGIBLE FOR ACQUISITION BY BENEFIT PLAN INVESTORS AT ANY TIME THAT THE NOTE DOES NOT CONSTITUTE DEBT UNDER APPLICABLE LAW WITHOUT SUBSTANTIAL EQUITY FEATURES

(WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3‑101, AS MODIFIED BY SECTION 3(42) OF ERISA).]
[FOR THE CLASS R NOTES: BY ACQUIRING THIS NOTE EACH PURCHASER OR TRANSFEREE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH ANY ASSETS OF (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” (CALCULATED IN ACCORDANCE WITH THE DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) AND FOR WHICH THE ACQUISITION AND HOLDING OF THE CLASS R NOTES IS ELIGIBLE AND SATISFIES THE CONDITIONS FOR RELIEF UNDER SECTION I OF PTCE 95-60, OR (II) ANY GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF SUCH ACQUISITION AND HOLDING OF THE CLASS R NOTE WOULD GIVE RISE TO A VIOLATION OF SIMILAR LAW.]
(4)    in the case of Global Notes, the foregoing restrictions apply to holders of beneficial interests in such Notes as well as to Holders of such Notes and the transfer of any beneficial interest in such a Global Note will be subject to the restrictions and certification requirements set forth herein and in the Base Indenture, and in the case of Definitive Notes, the transfer of any such Notes will be subject to the restrictions and certification requirements set forth herein and in the Base Indenture;
(5)    the Trustee, the Issuer, the initial purchasers or placement agents for the Notes and their Affiliates and others will rely upon the truth and accuracy of the foregoing representations and agreements and agrees that if any of the representations or agreements deemed to have been made by its purchase of such Notes cease to be accurate and complete, it will promptly notify the Issuer and the initial purchasers or placement agents for the Notes in writing;
(6)    if it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations and agreements with respect to each such account; and
(7)    (A) in the case of the Class A Notes and Class B Notes either (i) it is not acquiring the Notes (or any interest therein) with the assets of a Benefit Plan Investor, or a governmental plan or other employee benefit plan that is subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) its acquisition and holding of the Notes (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law; and (B) it acknowledges and agrees that the Notes are not eligible for acquisition by Benefit Plan Investors at any time that such Notes do not constitute debt under applicable law without substantial equity features (within the meaning of the Department of Labor Regulation located at 29 C.F.R. Section 2510.3‑101, as modified by Section 3(42) of ERISA); and (B) in the case of the Class R Notes, as set forth in subsection (f)(i) below.
In addition, such transferee shall be responsible for providing additional information or certification, as reasonably requested by the Trustee or the Issuer, to support the truth and accuracy of the foregoing representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes.
(e)    Other Transfers or Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to Section 2.18 of the Base Indenture, such Definitive Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with Section 2.18 of the Base Indenture and the provisions of Section 6 of this Series Supplement (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A) and as may be from time to time adopted by the Issuer and the Trustee, and such holder shall provide the Issuer and the Transfer Agent and Registrar with a certification to that effect (in substantially the form of Exhibit D-1 hereto) and, if requested by the Issuer or the Trustee, an Opinion of Counsel in form and substance acceptable to the Issuer and to the Transfer Agent and Registrar to the effect that such transfer is in compliance with the Securities Act, and the transferee of any such Note shall be deemed to have made the representations set forth in subsection 6(d) above other than the representation contained in paragraph (4) thereof.
(a)    Notwithstanding anything to the contrary herein, no purchase or transfer of a beneficial interest in a Class R Note shall be effective, and any attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer, the prospective transferee of beneficial interest (including the initial transferee of the beneficial interest) and any subsequent transferee of the beneficial interest in a Class R Note represent and warrant, in writing, substantially in the form of the Transferee Certification set forth in an exhibit to the Indenture (a copy of which is attached hereto as Exhibit E) to the Trustee and the Note Registrar and any of their respective successors or assigns that:
(i)    It is not acquiring the Class R Note with the assets of (a) a Benefit Plan Investor other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)), whose underlying assets include less than 25% “plan assets” (calculated in accordance with the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) and for which the acquisition and holding of the Class R Note is eligible and satisfies all conditions for relief under Section I of PTCE 95-60 or (b) a governmental plan or other employee benefit plan that is subject to Similar Law if such acquisition and holding of the Class R Note would give rise to a violation of Similar Law.
(ii)    Either (a) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flowthrough entity attributable to the beneficial interest of such flow-through entity in the Class R Notes, other interest (direct or indirect) in the Issuer, or any interest created under the Indenture and (II) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Class R Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.
(iii)    It is not acquiring any beneficial interest in the Class R Notes and it will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class R Note without the written consent of the Issuer, and it will not cause any beneficial interest in the Class R Note to be traded or otherwise marketed, in each case, on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof),” each within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.
(iv)    Its beneficial interest in the Class R Notes is not and will not be in an amount that is less than the minimum denomination of $1.10 (which will be deemed to be the equivalent of 110 units (other than with respect to the Tax Matters Partner Amount to be acquired by the Depositor)), and it does not and will not hold any beneficial interest in the Class R Note on behalf of any Person whose beneficial interest in the Class R Notes is in an amount that is less than the minimum denomination of $1.10 (which will be deemed to be the equivalent of 110 units).
(v)    It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class R Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class R Note, in each case, if the effect of doing so would be that the beneficial interest of any Person in a Class R Note would be in an amount that is less than the minimum denomination for such Class of Class R Notes of $1.10 (which will be deemed to be the equivalent of 110 units).
(vi)    It will not transfer any beneficial interest in the Class R Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest shall have executed and delivered to the Trustee and the Note Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of Exhibit B of the Indenture.
(vii)    It will not use the Class R Notes as collateral for any financing or the issuance of any securities that could cause the Issuer to become subject to taxation as a publicly traded partnership taxable as a corporation or an association taxable as a corporation, each for U.S. federal income tax purposes, provided that it may engage in any repurchase transaction (repo) the subject matter of which is a Class R Note, provided the terms of such repurchase transaction are generally consistent with prevailing market practice and that such repurchase transaction would not cause the Issuer to be otherwise classified as a corporation or publicly traded partnership for U.S. federal income tax purposes.
(viii)     It will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.
It understands that tax counsel to the Issuer has provided an opinion substantially to the effect that the Issuer will not be taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations herein.
(ix)     The Transferee Certification delivered pursuant to clause (v) hereof has been duly executed and delivered and constitutes the legal, valid and binding obligation of the transferee, enforceable against the transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity, and indemnification sought in respect of securities laws violations may be limited by public policy.
(x)    It is a “United States person,” as defined in Section 7701(a)(30) of the Code and will not transfer to, or cause such Class R Note to be transferred to, any person other than a “United States person,” as defined in Section 7701(a)(30) of the Code.
(xi)    It acknowledges that the Depositor, the Issuer, the Trustee, the Placement Agent and others will rely on the truth and accuracy of the foregoing representations and warranties, and agrees that if it becomes aware that any of the foregoing made by it or deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

SECTION 3.6. Article 5 of the Base Indenture. Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 of the Base Indenture shall be read in their entirety as provided in the Base Indenture. The following provisions, however, shall constitute part of Article 5 of the Indenture solely for purposes of Series 2015-A and shall be applicable only to the Notes.
SECTION 3.7 Tax Matters Partner Amount. The Depositor shall at all times retain an interest in the Class R Notes that is no less than $0.02 (which will be deemed to be the equivalent of 2 units) of the nominal principal balance (the “Tax Matters Partner Amount”) of the Class R Notes, and shall agree to be the “Tax Matters Partner” for the Issuer as defined in Code section 6231(a)(7), which duties shall include signing the Issuer’s tax returns
ARTICLE 5
ALLOCATION AND APPLICATION OF COLLECTIONS
SECTION 5.3.     Establishment of Accounts.
(g)    Reserve Account. On or prior to the Closing Date, the Issuer shall cause the initial Servicer, for the benefit of the Secured Parties, to establish and the Servicer shall maintain in the city in which the Corporate Trust Office is located, with a Qualified Institution or as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Reserve Account, in the name of the Trustee, a non-interest bearing segregated trust account (the “Reserve Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Trustee shall be the entitlement holder of Reserve Account and, subject to the next sentence, the Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. Pursuant to authority granted to it hereunder and in the Servicing Agreement, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Reserve Account for the purpose of carrying out the Servicer’s duties under the Servicing Agreement. The Issuer shall cause funds on deposit in the Reserve Account that are not both deposited and to be withdrawn on the same day to be invested in Permitted Investments.
On the Payment Date on which the Servicer exercises the Optional Purchase or the Class R Noteholders exercise an optional redemption of the Series 2015-A Notes (other than the Class R Notes), the Servicer shall cause any amounts on deposit in the Reserve Account, to be transferred to the Payment Account and distributed to the Class R Noteholders.  For the avoidance of doubt, any amounts on deposit in the Reserve Account on the Payment Date on which the Servicer exercises the Optional Purchase will be released to the Class R Noteholders before giving effect to the applicable priority of payments on such Payment Date. On the Payment Date on which all of the Series 2015-A Notes (other than the Class R Notes) are otherwise paid in full, any amounts remaining on deposit in the Reserve Account (after giving effect to the applicable priority of payments set forth in Section 5.15 on such Payment Date) will be distributed to the Class R Noteholders.
SECTION 5.11. [Reserved].

SECTION 5.12. Determination of Monthly Interest.
(a)    The amount of monthly interest payable on the Class A Notes on each Payment Date shall be determined as of the related Determination Date and shall be an amount equal to the product of (i) the Class A Note Rate, times (ii) the Class A Note Principal Amount as of the immediately preceding Payment Date (after giving effect to any payments of principal on such immediately preceding Payment Date), or with respect to the first Payment Date, as of the Closing Date times (iii) a fraction, the numerator of which is 30 (or in the case of the First Payment Date, 35), and the denominator of which is 360 (the “Class A Monthly Interest”); provided, however, that in addition to Class A Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class A Deficiency Amount, as defined below, plus (ii) an amount equal to the product (such product being herein called the “Class A Additional Interest”) of (A) the Class A Note Rate, times (C) any Class A Deficiency Amount, as defined below (or the portion thereof that has not theretofore been paid to Class A Noteholders) shall also be payable to the Class A Noteholders. The “Class A Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of the Class A Monthly Interest and the Class A Additional Interest as determined pursuant to the preceding sentence for the Interest Period ended immediately prior to the preceding Payment Date, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, that the Class A Deficiency Amount on the initial Payment Date shall be zero.
(b)    The amount of monthly interest payable on the Class B Notes on each Payment Date shall be determined as of the related Determination Date and shall be an amount equal to the product of (i) the Class B Note Rate, times (ii) the Class B Note Principal Amount as of the immediately preceding Payment Date (after giving effect to any payments of principal on such immediately preceding Payment Date), or with respect to the first Payment Date, as of the Closing Date times (iii) a fraction, the numerator of which is 30 (or in the case of the First Payment Date, 35), and the denominator of which is 360 (the “Class B Monthly Interest”); provided, however, that in addition to Class B Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class B Deficiency Amount, as defined below, plus (ii) an amount equal to the product (such product being herein called the “Class B Additional Interest”) of (A) the Class B Note Rate, times (B) any Class B Deficiency Amount, as defined below (or the portion thereof that has not theretofore been paid to Class B Noteholders) shall also be payable to the Class B Noteholders. The “Class B Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of the Class B Monthly Interest and the Class B Additional Interest as determined pursuant to the preceding sentence for the Interest Period ended immediately prior to the preceding Payment Date, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, that the Class B Deficiency Amount on the initial Payment Date shall be zero.
SECTION 5.13. [Reserved].
SECTION 5.14. [Reserved].
SECTION 5.15. Monthly Payments. On the Determination Date prior to each Payment Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit A-1 to the Servicing Agreement) to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Payment Date, to the extent of the funds credited to the relevant accounts, the amounts required to be withdrawn from the Payment Account and the Collection Account as follows:
(a)    On each Payment Date prior to the occurrence of an Event of Default which has resulted in the acceleration of the Series 2015-A Notes, the Trustee, acting in accordance with the Monthly Servicer Report, shall deposit into the Payment Account an amount equal to Available Funds for the related Monthly Period in the Collection Account, together with any amounts withdrawn from the Reserve Account (solely to the extent necessary to make payments pursuant to clauses (first) through (sixth) below) to the following Persons in the following priority to the extent of funds available therefor:
(i)    first, an amount equal to the Trustee, Receivables Trust Trustee and Back-Up Servicer Fees and Expenses for such Payment Date (plus the Trustee, Receivables Trust Trustee and Back-Up Servicer Fees and Expenses due but not paid on any prior Payment Date) shall be set aside and paid to the Trustee, the Receivables Trust Trustee and the Back-Up Servicer, (on a pari passu basis) on the such Payment Date;
(ii)    second, to the Servicer, an amount equal to the Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date) shall be set aside and paid to the Servicer on such Payment Date;
(iii)    third, to the Class A Noteholders, an amount equal to the Monthly Interest for the Class A Notes for such Payment Date, plus the amount of any Class A Deficiency Amount for the Class A Notes and such Payment Date, plus the amount of any Additional Interest then due on the Class A Notes for such Payment Date (the “Class A Required Interest Distribution”);
(iv)    fourth, to the Class A Noteholders, the First Priority Principal Distribution Amount, which shall be distributed to the Class A Noteholders until the Class A Note Principal Amount is reduced to zero;
(v)    fifth, to the Class B Noteholders, an amount equal to the Monthly Interest for the Class B Notes for such Payment Date, plus the amount of any Class B Deficiency Amount for the Class B Notes and such Payment Date, plus the amount of any Additional Interest then due on the Class B Notes for such Payment Date (the “Class B Required Interest Distribution”);
(vi)    sixth, to the Class A Noteholders and the Class B Noteholders, which shall be distributed first to the Class A Noteholders until the Class A Note Principal Amount is reduced to zero and then to the Class B Noteholders until the Class B Note Principal Amount is reduced to zero, the Second Priority Principal Distribution Amount;
(vii)    seventh, to the Reserve Account, until the amount of funds in the Reserve Account is equal to the Specified Reserve Account Balance for such Payment Date;

(viii)    eighth, to the Class A Noteholders and the Class B Noteholders, which shall be distributed first to the Class A Noteholders until the Class A Note Principal Amount is reduced to zero and then to the Class B Noteholders until the Class B Note Principal Amount is reduced to zero, the Regular Principal Distribution Amount;
(ix)    ninth, to the Trustee, the Receivables Trust Trustee, the Back-Up Servicer, and any successor Servicer, an amount equal to any unreimbursed fees, reasonable out-of-pocket expenses and indemnity amounts (including, without limitation, any Transition Costs not previously paid pursuant to clause first, above) of the Trustee, the Receivables Trust Trustee, the Back-Up Servicer, and any successor Servicer, (distributed on a pari passu basis) on the related Payment Date; and
(x)    tenth, the balance, if any, shall be distributed to the Holder of the Class R Note.
(b)    For each Payment Date on or after the occurrence of an Event of Default which has resulted in the acceleration of the Series 2015-A Notes, an amount equal to the Available Funds for the related Monthly Period in the Collection Account, together with any amounts on deposit in the Reserve Account shall be allocated on each Payment Date to the Series 2015-A Notes and shall be distributed on such Payment Date in the following priority to the extent of funds available therefor:
(i)    first, an amount equal to the Trustee, Receivables Trust Trustee and Back-Up Servicer Fees and Expenses for such Payment Date (plus the Trustee, Receivables Trust Trustee, and Back-Up Servicer Fees and Expenses due but not paid on any prior Payment Date) shall be set aside and paid to the Trustee, the Receivables Trust Trustee and the Back-Up Servicer (on a pari passu basis) on such Payment Date;
(ii)    second, to the Servicer, an amount equal to the Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date) shall be set aside and paid to the Servicer on such Payment Date;
(iii)    third, to the Class A Noteholders, the Class A Required Interest Distribution for such Payment Date;
(iv)    fourth, to the Class A Noteholders, the amount necessary to reduce the Class A Note Principal Amount to zero;
(v)    fifth, to the Class B Noteholders, the Class B Required Interest Distribution for such Payment Date;
(vi)    sixth, to the Class B Noteholders, the amount necessary to reduce the Class B Note Principal Amount to zero; and
(vii)    seventh, the balance, if any, shall be distributed to the Class R Noteholders.

(c)    On each Payment Date prior to the occurrence of an Event of Default which has resulted in the acceleration of the Notes, the Issuer will distribute amounts in respect of principal allocated to the Notes pursuant to Section 5.15(a)(iv), (vi) and (viii) in the following order of priority:
(i)    to the Class A Noteholders, until the Class A Note Principal Amount has been reduced to zero; and
(ii)    to the Class B Noteholders, until the Class B Note Principal Amount has been reduced to zero.
SECTION 5.16. The nominal aggregate principal balance of the Class R Notes will be deemed to have been paid in full by the final distribution to the Class A Noteholders and Class B Noteholders in respect of the Receivables Trust Estate.
SECTION 5.17. [Reserved].
SECTION 5.18. Servicer’s Failure to Make a Deposit or Payment. The Trustee shall not have any liability for any failure or delay in making the payments or deposits described herein resulting from a failure or delay by the Servicer to make, or give instructions to make, such payment or deposit in accordance with the terms herein.
SECTION 3.     Article 6 of the Base Indenture. Article 6 of the Base Indenture shall read in its entirety as follows and shall be applicable only to the Noteholders:
ARTICLE 6

DISTRIBUTIONS AND REPORTS
SECTION 6.1. Distributions.
(a)    On each Payment Date, the Trustee shall transfer all funds on deposit in the Collection Account to the Payment Account and distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before the related Series Transfer Date pursuant to subsection 2.11(a) of the Servicing Agreement) to each Noteholder of record on the immediately preceding Record Date (other than as provided in Section 12.5 respecting a final distribution), such Noteholder’s pro rata share (based on the aggregate outstanding principal amounts of the Notes held by such Noteholder) of the amounts on deposit in the Payment Account that are payable to the Noteholders of the applicable Class pursuant to Section 5.15 by wire transfer to an account designated by such Noteholders, except that, with respect to Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.
(b)    Notwithstanding anything to the contrary contained in the Base Indenture or this Series Supplement, if the amount distributable in respect of principal on the Notes on any Payment Date is less than one dollar, then no such distribution of principal need be made on such Payment Date.

SECTION 6.2. Monthly Noteholders’ Statement and Monthly Servicer Report.
(a)    On or before each Payment Date, the Trustee shall make available electronically to each Noteholder, with respect to each Noteholder’s interest a Monthly Noteholders Statement substantially in the form of Exhibit A-2 to the Servicing Agreement prepared by the Servicer and delivered to the Trustee on the preceding Determination Date and setting forth, among other things, the following information:
(i)    the amount of Collections received during the related Monthly Period;
(ii)    the amount of Available Funds on the related Payment Date;
(iii)    the amount of (A) Recoveries, (B) RSA, credit insurance and sales tax refunds and (C) other Finance Charge Collections received during the related Monthly Period;
(iv)    the amount of Monthly Principal payable to each of the Class A Notes and the Class B Notes;
(v)    the amount of Trustee, Receivables Trust Trustee and Back-Up Servicer Fees and Expenses, Class A Note Rate, Class B Note Rate, Class A Deficiency Amounts, Class B Deficiency Amounts, Class A Additional Interest, Class B Additional Interest, respectively;
(vi)    the amount of the Servicing Fee for such Payment Date;
(vii)    the total amount to be distributed to Class A Noteholders and Class B Noteholders on such Payment Date;
(viii)    the outstanding principal balance of the Class A Notes and Class B Notes as of the end of the day on the Payment Date;
(ix)    the cumulative Aggregate Investor Net Loss Amount as of the end of the related Monthly Period;
(x)    the aggregate Outstanding Receivables Balance that became Defaulted Receivables during the related Monthly Period;
(xi)    the Aggregate Investor Net Loss Amount for the related Monthly Period; and
(xii)    the aggregate Outstanding Receivables Balance of Receivables that were 1-30 days, 31-60 days, 61-90 days, 91-120 days, 121-150 days, 151-180 days and more than 180 days delinquent, respectively, as of the end of the related Monthly Period.
On or before each Payment Date, to the extent the Servicer provides such information to the Trustee at least one (1) Business Day prior to such Payment Date, the Trustee will make available the Monthly Noteholders Statement via the Trustee’s Internet website and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Receivables Trust

Estate as the Trustee may have in its possession, but only with the use of a password provided by the Trustee; provided, however, the Trustee shall have no obligation to provide such information described in this Section 6.2 until it has received the requisite information from the Issuer or the Servicer. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents or information and will assume no responsibility therefor.
(b)    The Trustee’s internet website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders. In connection with providing access to the Trustee’s Internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for information disseminated in accordance with this Series Supplement. In addition, the Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by the Servicer
(c)    Annual Noteholders’ Tax Statement. To the extent required by the Code, on or before January 31 of each calendar year, beginning with the calendar year 2016, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Noteholders, as set forth in subclauses (iv) and (v) above, aggregated for such calendar year, and a statement prepared by the initial Servicer or the Issuer with such other customary information (consistent with the treatment of the Class A Notes and Class B Notes as debt and the Class R Notes as equity) required by applicable tax law to be distributed to the Noteholders. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect. Notwithstanding the foregoing, the Trustee shall only be obligated to distribute to any such Person any such information or statements to the extent received by the Trustee from the Servicer.
(d)    On or before each Payment Date, the Trustee or the Paying Agent shall make available electronically to each Noteholder, with respect to each Noteholder’s interest a Monthly Servicer Report substantially in the form attached as Exhibit A-1 to the Servicing Agreement, prepared by the Servicer and delivered to the Trustee on the preceding Determination Date.
SECTION 4.     [Reserved].
SECTION 5.     Article 7 of the Base Indenture. Article 7 of the Base Indenture shall read in its entirety as follows:
ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF THE ISSUER
SECTION 7.1. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Trustee and each of the Secured Parties that:

(a)    Organization and Good Standing, etc. The Issuer has been duly organized and is validly existing and in good standing under the laws of the state of Delaware, with power and authority to own its properties and to conduct its respective businesses as such properties are presently owned and such business is presently conducted. The Issuer is not organized under the laws of any other jurisdiction or governmental authority. The Issuer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office is located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization. The Issuer has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Indenture and each of the other Transaction Documents to which it is a party and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party and the borrowing, and the granting of security therefor, on the terms and conditions provided herein.
(c)    No Violation. The consummation of the transactions contemplated by this Indenture and the other Transaction Documents and the fulfillment of the terms hereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of the Issuer or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer or any of its affiliates is a party or by which it or its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to the Issuer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its respective properties.
(d)    Validity and Binding Nature. This Indenture is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Issuer and the other parties thereto will be, the legal, valid and binding obligation of the Issuer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.
(e)    Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by the Issuer of any Transaction Document to which it is a party remains unobtained or unfiled, except for the filing of the UCC financing statements.
(f)    [Reserved].
(g)    Margin Regulations. The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds with respect to the sale of the Notes, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.
(h)    Perfection. (i) On and after the Closing Date and each Payment Date, the Issuer shall be the owner of the Receivables Trust Certificate, the related Collections, all other assets of the Receivables Trust Estate and proceeds with respect thereto, free and clear of all Adverse Claims. On or prior to the Closing Date and each Payment Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the assets of the Receivables Trust Estate against all creditors (other than Secured Parties) of, and purchasers (other than Secured Parties) from, the Issuer, each Seller and the Initial Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full;
(ii)    the Indenture constitutes a valid grant of a security interest to the Trustee for the benefit of the Secured Parties in all right, title and interest of the Issuer in the Receivables Trust Estate and proceeds with respect thereto and all other assets of the Receivables Trust Estate, now existing or hereafter created or acquired. Accordingly, to the extent the UCC applies with respect to the perfection of such security interest, upon the filing of any financing statements described in Article 8 of the Indenture, and, solely with respect to the Related Security, to the extent required for perfection under the relevant UCC, the delivery of possession of all instruments, if any, included in such Related Security to the Servicer, the Trustee shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent provided in Section 9-315), subject to Permitted Encumbrances and, to the extent the UCC does not apply to the perfection of such security interest, all notices, filings and other actions required by all applicable law have been taken to perfect and protect such security interest or lien against and prior to all Adverse Claims with respect to the Receivables Trust Certificate, Related Security and Collections and proceeds with respect thereto and all other assets of the Receivables Trust Estate. Except as otherwise specifically provided in the Transaction Documents, neither the Issuer nor any Person claiming through or under the Issuer has any claim to or interest in the Collection Account; and
(iii)    immediately prior to, and after giving effect to, the initial purchase of the Notes, the Issuer will be Solvent.
(i)    Offices. The principal place of business, chief executive office of the Issuer and “location” of the Issuer within the meaning of the UCC is located at the address referred to in Section 15.4 (or at such other locations, notified to the Trustee in jurisdictions where all action required thereby has been taken and completed).
(j)    Tax Status. The Issuer has filed all tax returns (Federal, State and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges then due and payable (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

(k)    Use of Proceeds. No proceeds of any Notes will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.
(l)    Compliance with Applicable Laws; Licenses, etc.
(i)    The Issuer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
(ii)    The Issuer has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(m)    No Proceedings. As of the Closing Date,
(i)    there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which the Issuer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Issuer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Issuer that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and
(ii)    there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of the Issuer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, the Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Notes pursuant hereto or the consummation of any of the other transactions contemplated by this Indenture or any other Transaction Document or (C) seeking to adversely affect the federal income tax attributes of the Issuer.
(n)    Investment Company Act, Etc. The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Issuer will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(o)    [Reserved].
(p)    [Reserved].
(q)    ERISA. (i) Each of the Issuer, the Seller, each Originator, Servicer and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien exists in favor of the Pension Benefit Guaranty Corporation on the Receivables. No ERISA Event has occurred with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.
(r)    Accuracy of Information. All information heretofore furnished by, or on behalf of, the Issuer to the Trustee or any of the Noteholders in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect.
(t)    Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.
(u)    Notes. The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with each of the Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.
(v)    Sale by Seller. The Sale of the Receivables Trust Certificate by the Receivables Trust to the Issuer shall have been effected under, and in accordance with the terms of, the Purchase and Sale Agreement, including the payment by the Issuer to the Receivables Trust of an amount equal to the purchase price therefor as described in the Purchase and Sale Agreement, and such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Federal Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Federal Bankruptcy Code) owed by the Issuer to the Receivables Trust.
SECTION 7.2. Reaffirmation of Representations and Warranties by the Issuer. On the Closing Date and on each Business Day, the Issuer shall be deemed to have certified that all representations and warranties described in Section 7.1 hereof are true and correct on and as of such day as though made on and as of such day (except to the extent they relate to an earlier date or later time, and then as of such earlier date or later time).
SECTION 6.     Amendments and Waiver. Any amendment, waiver or other modification to this Series Supplement shall be subject to the restrictions thereon in the Base Indenture.
SECTION 7.     Counterparts. This Series Supplement may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
SECTION 8.     Governing Law. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERIES SUPPLEMENT AND EACH

NOTEHOLDER HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH NOTEHOLDER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION 9.     Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto and each of the Noteholders irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Series Supplement or the Transaction Documents or any matter arising hereunder or thereunder.
SECTION 10.     No Petition. The Trustee, by entering into this Series 2015-A Supplement and each Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one year and one day after payment in full of the last maturing Note of any Series and termination of the Indenture institute against the Issuer, the Depositor or the Receivables Trust or join in any institution against the Issuer, the Depositor or the Receivables Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.
SECTION 11.     Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee under the Base Indenture shall apply hereunder as if fully set forth herein.
SECTION 12.     Third-Party Beneficiaries. This Series 2015-A Supplement will inure to the benefit of and be binding upon the parties hereto, the Receivables Trust Trustee, the Secured Parties, and their respective successors and permitted assigns. Except as otherwise provided in this Section 12, no other Person will have any right or obligation hereunder.
SECTION 13.     Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as Receivables Trust Trustee of the Receivables Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Receivables Trust is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Receivables Trust, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Receivables Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Receivables Trust in this Agreement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Receivables Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Receivables Trust under this Agreement or any other related documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.
CONN’S RECEIVABLES FUNDING 2015-A, LLC,
as Issuer

By: /s/ Thomas R. Moran
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By: /s/ Tara H. Anderson
Name: Tara H. Anderson
Title: Vice President

S-1    Series 2015-A Supplement

EXHIBIT A-1
FORM OF CLASS [A][B] RESTRICTED GLOBAL NOTE
RESTRICTED GLOBAL NOTE
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE APPROVED BY THE ISSUER OR TRANSFER AGENT, IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE SHALL BE DEEMED TO (A) REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL PLAN OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (B) ITS ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT

A-1-1    Series 2015-A Supplement

GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW; AND (B) ACKNOWLEDGE AND AGREE THAT THIS NOTE IS NOT ELIGIBLE FOR ACQUISITION BY BENEFIT PLAN INVESTORS AT ANY TIME THAT THIS NOTE DOES NOT CONSTITUTE DEBT UNDER APPLICABLE LOCAL LAW WITHOUT SUBSTANTIAL EQUITY FEATURES (WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3‑101, AS MODIFIED BY SECTION 3(42) OF ERISA).
THE INDENTURE (AS DEFINED BELOW) CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.
BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.
EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

A-1-2    Series 2015-A Supplement

No. R144A-[_]    $[______]
    CUSIP No. [______]
    ISIN [______]
SEE REVERSE FOR CERTAIN DEFINITIONS
THE PRINCIPAL OF THIS CLASS [A][B] NOTE MAY BE PAYABLE IN INSTALLMENTS AS SET FORTH IN THE INDENTURE DEFINED HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [A][B] NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
CONN’S RECEIVABLES FUNDING 2015-A, LLC

[_]% ASSET BACKED FIXED RATE NOTES, CLASS [A][B], SERIES 2015-A
Conn’s Receivables Funding 2015-A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum set forth on Schedule A attached hereto (which sum shall not exceed $[______]), payable on each Payment Date in an amount equal to the Monthly Principal, as defined in Section 5.13 of the Series 2015-A Supplement, dated as of September 10, 2015 (as amended, supplemented or otherwise modified from time to time, the “Series 2015-A Supplement”), between the Issuer and the Trustee to the Base Indenture (described below); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on September 15, 2020 (the “Legal Final Payment Date”). The Issuer will pay interest on this Class [A][B] Note [at the Class [A][B] Note Rate (as defined in the Series 2015-A Supplement)][as set forth in the Series 2015-A Supplement] on each Payment Date until the principal of this Class [A][B] Note is paid or made available for payment during the related Interest Period (as defined in the Series 2015-A Supplement). Interest will be computed on the basis set forth in the Indenture. Such principal of and interest on this Class [A][B] Note shall be paid in the manner specified on the reverse hereof. [The aggregate principal sum of the Global Notes and the Restricted Global Note shall not exceed $[______].]
[The Class [A][B] Notes are subject to optional redemption in accordance with the Indenture on any Payment Date on or after the Expected Final Principal Payment Date.]
The principal of and interest on this Class [A][B] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is made to the further provisions of this Class [A][B] Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Class [A][B] Note.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class [A][B] Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-1-3    Series 2015-A Supplement

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.
CONN’S RECEIVABLES FUNDING 2015-A, LLC

By:_____________________________________
    Authorized Officer
Attested to:

By:
    Authorized Officer

A-1-4    Series 2015-A Supplement

CERTIFICATE OF AUTHENTICATION
This is one of the Class [A][B] Notes referred to in the within mentioned Series 2015-A Supplement.
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By:_____________________________________
     Authorized Officer

A-1-5    Series 2015-A Supplement

[REVERSE OF NOTE]
This Class [A][B] Note is one of a duly authorized issue of Class [A][B] Notes of the Issuer, designated as its [_]% Asset Backed Fixed Rate Notes, Class [A][B], Series 2015-A (herein called the “Class [A][B] Notes”), all issued under the Series 2015-A Supplement to the Base Indenture dated as of September 10, 2015 (such Base Indenture, as supplemented by the Series 2015-A Supplement and supplements and amendments relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Class [A][B] Noteholders. The Class [A][B] Notes are subject to all terms of the Indenture. All terms used in this Class [A][B] Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.
Principal of the Class [A][B] Notes will be payable on each Payment Date and may be prepaid, in each case, as set forth in the Indenture. “Payment Date” means the fifteenth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on October 15, 2015.
All principal payments on the Class [A][B] Notes shall be made pro rata to the Class [A][B] Noteholders entitled thereto.
Subject to certain limitations set forth in the Indenture, payments of interest on this Class [A][B] Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class [A][B] Note, shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class [A][B] Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class [A][B] Note be submitted for notation of payment. Any reduction in the principal amount of this Class [A][B] Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class [A][B] Noteholders and of any Class [A][B] Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [A][B] Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date immediately preceding such Payment Date prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class [A][B] Note at the Trustee’s Corporate Trust Office.
On any redemption, purchase, exchange or cancellation of any of the beneficial interests represented by this Restricted Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Restricted Global Note and the beneficial interests represented by the Restricted Global Note shall

A-1-6    Series 2015-A Supplement

be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.
Each Class [A][B] Noteholder, by acceptance of a Class [A][B] Note, covenants and agrees that by accepting the benefits of the Indenture that such Class [A][B] Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.
Each Class [A][B] Noteholder, by acceptance of a Class [A][B] Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will treat such Note as indebtedness for all Federal, state and local income and franchise tax purposes.
Prior to the due presentment for registration of transfer of this Class [A][B] Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class [A][B] Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class [A][B] Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Class [A][B] Note, against the Seller, the Receivables Trust, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, the Seller, the Receivables Trust, the Servicer or the Trustee except as any such Person may have expressly agreed.
The term “Issuer” as used in this Class [A][B] Note includes any successor to the Issuer under the Indenture.
The Class [A][B] Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.
This Class [A][B] Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
No reference herein to the Indenture and no provision of this Class [A][B] Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class [A][B] Note.

A-1-7    Series 2015-A Supplement

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________
(name and address of assignee)
the within Class [A][B] Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Class [A][B] Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:    _______________
                Signature Guaranteed:

——————————

A-1-8    Series 2015-A Supplement

SCHEDULE A
SCHEDULE OF REDEMPTIONS
OR PURCHASES AND CANCELLATIONS
The following increases or decreases in principal amount of this Restricted Global Note or redemptions, purchases or cancellation of this Restricted Global Note have been made:

Date of exchange, or redemption or purchase or cancellation	Remaining principal amount of this Restricted Global Note following such exchange, or redemption or purchase or cancellation	Notation made by or on behalf of the Issuer

__________	_____________	_____________
__________	_____________	_____________
__________	_____________	_____________

CONN’S RECEIVABLES FUNDING 2015-A, LLC,
as Issuer

By:______________________________________
Name:
Title:

A-1-9    Series 2015-A Supplement

EXHIBIT B-1
FORM OF 144A CLASS R ASSET BACKED NOTES
RESTRICTED GLOBAL NOTE
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND BASED ON AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE APPROVED BY THE ISSUER OR TRANSFER AGENT, IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
BY ACQUIRING THIS NOTE EACH PURCHASER OR TRANSFEREE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH ANY ASSETS OF (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING OTHER THAN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) WHOSE UNDERLYING ASSETS INCLUDE LESS THAN 25% “PLAN ASSETS” (CALCULATED IN ACCORDANCE WITH THE DEPARTMENT OF LABOR

B-1-1    Series 2015-A Supplement

REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) AND FOR WHICH THE ACQUISITION AND HOLDING OF THE CLASS R NOTES IS ELIGIBLE AND SATISFIES THE CONDITIONS FOR RELIEF UNDER SECTION I OF PTCE 95-60, OR (II) ANY GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) IF SUCH ACQUISITION AND HOLDING OF THE CLASS R NOTE WOULD GIVE RISE TO A VIOLATION OF SIMILAR LAW.

THE INDENTURE (AS DEFINED BELOW) CONTAINS FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.
BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE AND HEREIN.
EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

B-1-2    Series 2015-A Supplement

No. R144A-[_]    $100
    CUSIP No. [______]
    ISIN [______]
SEE REVERSE FOR CERTAIN DEFINITIONS
CONN’S RECEIVABLES FUNDING 2015-A, LLC

[_]% ASSET BACKED NOTES, CLASS R, SERIES 2015-A
Conn’s Receivables Funding 2015-A, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum set forth on Schedule A attached hereto, which sum shall not exceed ONE HUNDRED DOLLARS ($100), on each Payment Date the Issuer shall pay Cede & Co or its registered assigns in an amount equal to the aggregate amount, if any, payable to Class R Noteholders on such Monthly Payment Date pursuant to Section 5.15 of the Series 2015-A Supplement, dated as of September 10, 2015 (as amended, supplemented or otherwise modified from time to time, the “Series 2015-A Supplement”), between the Issuer and the Trustee to the Base Indenture (described below); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the final date of distribution to the Class A Noteholders and Class B Noteholders.
Principal of this Note shall be paid in the manner specified on the reverse hereof.
The principal of this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is made to the further provisions of this Class R Note set forth on the reverse hereof and to the Indenture, which shall have the same effect as though fully set forth on the face of this Class R Note.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class R Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

B-1-3    Series 2015-A Supplement

IN WITNESS WHEREOF, the Issuer, has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.
CONN’S RECEIVABLES FUNDING 2015-A, LLC

By:_____________________________________
    Authorized Officer
Attested to:

By:
    Authorized Officer

B-1-4    Series 2015-A Supplement

CERTIFICATE OF AUTHENTICATION
This is one of the Class R Notes referred to in the within mentioned the Series 2015-A Supplement.
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By:_____________________________________
     Authorized Officer

B-1-5    Series 2015-A Supplement

[REVERSE OF NOTE]
This Class R Note is one of a duly authorized issue of Class R Notes of the Issuer, designated as its Asset Backed Notes, Class R, Series 2015-A (herein called the “Class R Notes”), all issued under the Series 2015-A Supplement to the Base Indenture dated as of September 10, 2015 (such Base Indenture, as supplemented by the Series 2015-A Supplement and supplements and amendments relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Class R Noteholders. The Class R Notes are subject to all terms of the Indenture. All terms used in this Class R Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.
On each Monthly Payment Date, distributions on the Class R Notes will be paid to the Class R Noteholders on a pro rata basis up to the amounts available therefor, as and to the extent provided for by Section 5.15 of the Series Supplement. “Payment Date” means the fifteenth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on October 15, 2015.
All principal payments on the Class R Notes shall be made pro rata to the Class R Noteholders entitled thereto.
Subject to certain limitations set forth in the Indenture, payments to the Class R Notes shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class R Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class R Note be submitted for notation of payment. Any reduction in the principal amount of this Class R Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class R Noteholders and of any Class R Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class R Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date immediately preceding such Payment Date prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class R Note at the Trustee’s Corporate Trust Office.
On any redemption, purchase, exchange or cancellation of any of the beneficial interests represented by this Restricted Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by or on behalf of the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Restricted Global Note and the beneficial interests represented by the Restricted Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

B-1-6    Series 2015-A Supplement

Each Class R Noteholder, by acceptance of a Class R Note, covenants and agrees that by accepting the benefits of the Indenture that such Class R Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.
Each Class R Noteholder, by acceptance of a Class R Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will treat such Note as equity for all Federal, state and local income and franchise tax purposes.
Prior to the due presentment for registration of transfer of this Class R Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class R Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class R Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
As provided in the Indenture, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture, including this Class R Note, against the Seller, the Receivables Trust, the Servicer, the Trustee or any partner, owner, incorporator, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, the Seller, the Receivables Trust, the Servicer or the Trustee except as any such Person may have expressly agreed.
The term “Issuer” as used in this Class R Note includes any successor to the Issuer under the Indenture.
The Class R Notes are issuable only in registered form as provided in the Indenture in denominations as provided in the Indenture, subject to certain limitations therein set forth.
This Class R Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

B-1-7    Series 2015-A Supplement

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________
(name and address of assignee)
the within Class R Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Class R Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:    _______________
                Signature Guaranteed:

——————————

B-1-8    Series 2015-A Supplement

SCHEDULE A
SCHEDULE OF REDEMPTIONS
OR PURCHASES AND CANCELLATIONS
The following increases or decreases in principal amount of this Restricted Global Note or redemptions, purchases or cancellation of this Restricted Global Note have been made:

Date of exchange, or redemption or purchase or cancellation	Remaining principal amount of this Restricted Global Note following such exchange, or redemption or purchase or cancellation	Notation made by or on behalf of the Issuer

__________	_____________	_____________
__________	_____________	_____________
__________	_____________	_____________

CONN’S RECEIVABLES FUNDING 2015-A, LLC,
as Issuer

By:______________________________________
Name:
Title:

B-1-9    Series 2015-A Supplement

EXHIBIT C
FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

C-1    Series 2015-A Supplement

EXHIBIT D-1
FORM OF TRANSFER CERTIFICATE

To:	[___________], as Trustee and Registration and Transfer Agent [ADDRESS] [ADDRESS] Attention: [__________]

Re:	[____________], LLC: [__]% Asset Backed Fixed Rate Notes, Class [A][B], Series 2015-A (CUSIP No. [_________])
This Certificate relates to $_____________ principal amount of Class [A][B] Notes held in

by                                        (the “Transferor”) issued pursuant to the Base Indenture, dated as of September 10, 2015, between Conn’s Receivables Funding 2015-A, LLC, as Issuer, and Wells Fargo Bank, National Association, as Trustee (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) and the Series 2015-A Supplement thereto, dated as of September 10, 2015 (as amended, supplemented or otherwise modified from time to time, the “Series Supplement” and, together with the Base Indenture, the “Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Indenture.
The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:
Such Note is being acquired for its own account.
Such Note is being transferred pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor further certifies that the Series 2015-A Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Series 2015-A Notes for its own account, or for an account with respect to which such Person exercises sole investment discretion, and such Person and such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

D-1-1    Series 2015-A Supplement

[INSERT NAME OF TRANSFEROR]

By:
    Name:
    Title:
Date:

D-1-2    Series 2015-A Supplement

EXHIBIT E

FORM OF CLASS R TRANSFEREE CERTIFICATION
Conn’s Receivables Funding 2015-A, LLC,
as Issuer
c/o Wells Fargo Bank, National Association,
as Trustee

Wells Fargo, National Association,
as Trustee

Ladies and Gentlemen:

In connection with our proposed purchase of $[ ] Asset-Backed Notes, Class R, Series 2015-A (the “Class R Notes”) of Conn’s Receivables Funding 2015-A, LLC (the “Issuer”), a limited liability company formed by Conn Appliances Funding, LLC (the “Depositor”), we confirm that:

(i)
Either (a) we are not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if we are or become a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in us has or ever will have more than 50% of the value of its interest in us attributable to our beneficial in the Class R Notes, other interest (direct or indirect) in the Issuer, or any interest created under the Indenture and (II) it is not and will not be a principal purpose of the arrangement involving our beneficial interest in any Class R Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.

(ii)
We are not acquiring any beneficial interest in the Class R Notes and we will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class R Note without the written consent of the Issuer, and we will not cause any beneficial interest in the Class R Note to be traded or otherwise marketed, in each case, on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof),” each within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(iii)
Our beneficial interest in the Class R Notes is not and will not be in an amount that is less than the minimum denomination of $1.10, which will be deemed to be the equivalent of 110 units (other than with respect to the Tax Matters Partner Amount to be acquired by the Depositor), and we do not and will not hold any beneficial interest in the Class R Note on behalf of any Person whose beneficial interest in the Class R Note is in an amount that is

E-1    Series 2015-A Supplement

less than the minimum denomination of $1.10 (which will be deemed to be the equivalent of 110 units).

(iv)
We will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Class R Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Class R Note, in each case, if the effect of doing so would be that the beneficial interest of any Person in a Class R Note would be in an amount that is less than the minimum denomination for such Class of Class R Notes of $1.10 (which will be deemed to be the equivalent of 110 units).

(v)
We will not transfer any beneficial interest in the Class R Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest shall have executed and delivered to the Trustee and the Note Registrar, and any of their respective successors or assigns, a Transferee Certification substantially in the form of this Exhibit.

(vi)
We will not use the Class R Notes as collateral for any financing or the issuance of any securities that could cause the Issuer to become subject to taxation as a publicly traded partnership taxable as a corporation or an association taxable as a corporation, each for U.S. federal income tax purposes, provided that we may engage in any repurchase transaction (repo) the subject matter of which is a Class R Note, provided the terms of such repurchase transaction are generally consistent with prevailing market practice and that such repurchase transaction would not cause the Issuer to be otherwise classified as a corporation or publicly traded partnership for U.S. federal income tax purposes.

(vii)	We will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

(viii)
We understand that tax counsel to the Issuer has provided an opinion substantially to the effect that the Issuer will not be taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations herein.

(ix)
The Transferee Certification delivered pursuant to clause (v) hereof has been duly executed and delivered and constitutes our legal, valid and binding obligation, enforceable against us in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity, and indemnification sought in respect of securities laws violations may be limited by public policy.

(x)
We are “United States persons,” as defined in Section 7701(a)(30) of the Code and will not transfer to, or cause such Class R Note to be transferred to, any person other than a “United States person,” as defined in Section 7701(a)(30) of the Code.

E-2    Series 2015-A Supplement

(xi)
We acknowledge that the Depositor, the Issuer, the Trustee, the Placement Agent and others will rely on the truth and accuracy of the foregoing representations and warranties, and agree that if we become aware that any of the foregoing made by it or deemed to have been made by us are no longer accurate, we shall promptly notify the Issuer.

(xii)
It is not acquiring the Class R Note with the assets of (a) a Benefit Plan Investor other than an “insurance company general account” (as defined in Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)), whose underlying assets include less than 25% “plan assets” (calculated in accordance with the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) and for which the acquisition and holding of the Class R Note is eligible and satisfies all conditions for relief under Section I of PTCE 95-60 or (b) a governmental plan or other employee benefit plan that is subject to Similar Law if such acquisition and holding of the Class R Note would give rise to a violation of Similar Law.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,

By: _______________________________
Name:
Title:

E-3    Series 2015-A Supplement

SCHEDULE 1
LIST OF PROCEEDINGS

[None]

Sch. 1-1    Series 2015-A Supplement